UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2013

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.
On October 30, 2013, Dunkin’ Brands Group, Inc. announced that it was expanding the roles of Paul Twohig, President, Dunkin’ Donuts U.S. and Canada, and Bill Mitchell, President, Baskin-Robbins U.S. and Canada, to include certain international regions. Specifically, Mr. Twohig will assume responsibility for the Dunkin’ Donuts and Baskin-Robbins brands in Europe and Latin America, and will oversee global development for both brands, while Mr. Mitchell will take on oversight of each brand in Korea, Japan and China.
In connection with these changes, it was determined on October 29, 2013 that Giorgio Minardi, President, Dunkin' Brands International, will be leaving the Company. In the event the Company enters into any agreement with Mr. Minardi related to his separation, the terms of such agreement, to the extent required, will be disclosed by amendment to this filing.
On October 30, 2013, the Company issued a press release announcing these changes. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Dunkin’ Brands Group, Inc. dated October 30, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chairman and Chief Executive Officer
Date: October 30, 2013